UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2011

Cole Real Estate Income Strategy (Daily NAV), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-169535	27-3147801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

CVS – Austin, TX - On December 8, 2011, Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP (“Income NAV OP”), the operating partnership of Cole Real Estate Income Strategy (Daily NAV), Inc. (the “Company”), entered into an agreement of purchase and sale with Series C, LLC (“Series C”), an affiliate of the Company’s advisor, to purchase 100% of the membership interests (the “CV Austin Interests”) in Cole CV Austin TX, LLC, a Delaware limited liability company (“CV Austin”), for a gross purchase price of approximately $3.1 million, exclusive of closing costs. CV Austin owns as its only asset a 10,906 square foot single-tenant retail building leased to CVS Pharmacy Inc, a Rhode Island corporation  (“CVS”), on an approximately 1.65 acre site located in Austin, TX (the “CV Austin Property”). The CV Austin Property was constructed in 1997.

Tractor Supply – Lockhart, TX - On December 8, 2011, Income NAV OP entered into an agreement of purchase and sale with Series C to purchase 100% of the membership interests (the “TS Lockhart Interests”) in Cole TS Lockhart TX, LLC, a Delaware limited liability company (“TS Lockhart”), for a gross purchase price of approximately $2.9 million, exclusive of closing costs. TS Lockhart owns as its only asset an approximately 18,800 square foot single-tenant retail building leased to Tractor Supply Co of Texas LP, a Texas limited partnership (“Tractor Supply”), a wholly-owned subsidiary of Tractor Supply Company, a Delaware Corporation, which guarantees the lease, on an approximately 4.16 acre site located in Lockhart, TX (the “TS Lockhart Property”). The TS Lockhart Property was constructed in 2008.

Walgreens – Reidsville, NC - On December 8, 2011, Income NAV OP entered into an agreement of purchase and sale with Series C to purchase 100% of the membership interests (the “WG Reidsville Interests”) in Cole WG Reidsville NC, LLC, a Delaware limited liability company (“WG Reidsville”), for a gross purchase price of approximately $5.1 million, exclusive of closing costs. WG Reidsville owns as its only asset an approximately 14,550 square foot single-tenant retail building leased to Walgreen Co., an Illinois corporation (“Walgreens”), on an approximately 1.85 acre site located in Reidsville, NC (the “WG Reidsville Property”). The WG Reidsville Property was constructed in 2008.

A majority of the Company’s board of directors (including all of the Company’s independent directors) not otherwise interested in the acquisition of the WG Reidsville Property, the TS Lockhart Property and the CV Austin Property (collectively the “Related Party Acquisitions”), approved the Related Party Acquisitions as being fair and reasonable to the Company, and determined that the aggregate cost to the Company was equal to the aggregate cost of the properties to Series C (including acquisition related expenses).  In addition, the aggregate purchase price of the properties, exclusive of closing costs, was less than the aggregate current appraised values of the properties.

Tractor Supply – Brunswick, GA - On December 9, 2011, Cole TS Brunswick GA, LLC, a Delaware limited liability company (“TS Brunswick”), a wholly-owned subsidiary of Income NAV OP, entered into an agreement of purchase and sale with RLM/TS Brunswick, LLC, a Georgia limited liability company (“RLM/TS”), which is not affiliated with the Company, its advisor or affiliates. Pursuant to the terms of the agreement, Income NAV OP agreed to purchase an approximately 19,097 square foot single-tenant retail building leased to Tractor Supply, on an approximately 2.98 acre site located in Brunswick, GA (the “TS Brunswick Property”), for a gross purchase price of approximately $3.4 million, exclusive of closing costs. The TS Brunswick Property was constructed in 2008.

CVS – Mansfield, OH - On December 9, 2011, Cole CV Mansfield OH, LLC, as Delaware limited liability company (“CV Mansfield”), a wholly-owned subsidiary of Income NAV OP entered into an agreement of purchase and sale with 1411 Lexington Avenue Company, LLC (“Lexington”), which is not affiliated with the Company, its advisor or affiliates. Pursuant to the terms of the agreement, Income NAV OP agreed to purchase an approximately 10,722 square foot single-tenant retail building leased to Ohio CVS Stores, LLC, an Ohio limited liability company, on an approximately 0.97 acre site located in Mansfield, OH (the “CV Mansfield Property”), for a gross purchase price of approximately $2.3 million, exclusive of closing costs. The CV Mansfield Property was constructed in 1998.

CVS – Erie, PA - On December 9, 2011, Cole CV Erie PA, LLC, as Delaware limited liability company (“CV Erie”), a wholly-owned subsidiary of Income NAV OP, entered into an agreement of purchase and sale with 12th & Parade Street Company, LLC (“Parade”), which is not affiliated with the Company, its advisor or affiliates. Pursuant to the terms of the agreement, Income NAV OP agreed to purchase an approximately 10,125 square foot single-tenant retail building leased to Pennsylvania CVS Pharmacy, LLC, a Pennsylvania limited liability company, on an approximately 1.034 acre site located in Erie, PA (the “CV Erie Property”), for a gross purchase price of approximately $2.3 million, exclusive of closing costs. The CV Erie Property was constructed in 1999.

The Parke – San Antonio, TX - On December 9, 2011, Cole MT San Antonio TX, LLC, as Delaware limited liability company (“MT San Antonio”), a wholly-owned subsidiary of Income NAV OP, entered into an agreement of purchase and sale with HEB Grocery Company, LP, a Texas limited partnership (“HEB”), which is not affiliated with the Company, its advisor or affiliates. Pursuant to the terms of the agreement, Income NAV OP agreed to purchase an approximately 5.41 acre land parcel and an approximately 7,553 square foot multi-tenant retail property (the “MT San Antonio Property”), located in San Antonio, TX, for a gross purchase price of approximately $7.3 million, exclusive of closing costs. The land parcel contains three retail buildings and is ground leased to Kohl’s Illinois, Inc., JPMorgan Chase, N.A. and McDonald’s USA, LLC. The MT San Antonio Property was constructed in 2008.

Revolving Credit Facility

On December 8, 2011, Income NAV OP, entered into a secured revolving credit facility (the “Credit Facility”) providing for up to $50.0 million of borrowings pursuant to a credit agreement (the “Credit Agreement”) with J.P. Morgan Securities, LLC, as sole lead arranger and sole bookrunner, JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) as administrative agent, and other lending institutions that may become parties to the Credit Agreement (collectively, with JPMorgan Chase, the “Lenders”).

The Credit Facility allows Income NAV OP to borrow up to $50.0 million in revolving loans (the “Revolving Loans”), with the maximum amount outstanding not to exceed (i) 70% of the aggregate value allocated to each qualified property comprising the borrowing base (the “Borrowing Base”) during the period from December 8, 2011 through June 7, 2012 (the “Tier One Period”); (ii) 65% of the Borrowing Base during the period from June 8, 2012 to December 7, 2012 (the “Tier Two Period”); and (iii) 60% of the Borrowing Base during the period from December 8, 2012 through December 8, 2014 (the “Tier Three Period”). As of December 9, 2011, the Borrowing Base under the Credit Facility was approximately $20.0 million based on the underlying collateral pool for qualified properties. Up to 15.0% of the total amount available may be used for issuing letters of credit and up to 10.0% of the Credit Facility, not to exceed $15.0 million may be used for “swingline” loans. Subject to meeting certain conditions described in the Credit Agreement and the payment of certain fees, the amount of the Credit Facility may be increased up to a maximum of $250.0 million (the “Accordion Feature”). The Credit Facility matures on December 8, 2014. Income NAV OP borrowed approximately $3.5 million under the Credit Facility on December 8, 2011 and approximately $14.8 million on December 9, 2011.

The Revolving Loans will bear interest at rates depending upon the type of loan specified by Income NAV OP. For a eurodollar rate loan, as defined in the Credit Agreement, the interest rate will be equal to the one-month LIBOR (the “Eurodollar Rate”) for the interest period, plus the applicable rate (the “Eurodollar Applicable Rate”). The Eurodollar Applicable Rate is based upon the applicable period then in effect, and ranges from 2.40% during the Tier Three Period to 2.70% during the Tier One Period. For floating rate loans, the interest rate will be a per annum amount equal to the applicable rate (the “Floating Applicable Rate”) plus the greatest of (a) the Federal Funds Rate plus 0.5%; (b) JPMorgan Chase’s Prime Rate; or (c) LIBOR plus 1.0%. The Floating Applicable Rate is based upon the applicable period then in effect, and ranges from 1.40% during the Tier Three Period to 1.70% during the Tier One Period.

Income NAV OP was required to pay certain fees under the Credit Agreement, including an upfront fee, which totaled approximately $250,000. Subject to the closing of any increase pursuant to the Accordion Feature, Income NAV OP will also pay an annual agent fee of $25,000. Income NAV OP will also pay an annualized fee for any unused portion of the Credit Facility (the “Unused Fee”) commencing upon the conclusion of the first quarter after the effective date of the Credit Agreement. The Unused Fee is equal to the daily undrawn amount multiplied by a per annum percentage for such day, which is based upon the overall average unused percentage, and ranges from 0.50% per annum at an average unused percentage of less than 50% to 0.375% per annum at an average unused percentage of greater than or equal to 50%.  Income NAV OP must also pay certain fees upon the issuance of each letter of credit under the Credit Agreement and an annual fee based on the outstanding face amount of any letters of credit.

The Credit Agreement contains customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including minimum net worth, debt service coverage and leverage ratio requirements and dividend payout and REIT status requirements. The Credit Agreement also includes usual and customary events of default and remedies for facilities of this nature. Upon the occurrence of any event of default, the eurodollar rate loans and base rate committed loans will bear interest payable at an interest rate equal to 5.0% per annum above the interest rate that would otherwise be applicable at that time, until the default is cured. Similarly, the letter of credit fees described above will be increased to a rate of 5.0% above the letter of credit fee that would otherwise be applicable at that time. In addition to Income NAV OP breaching any of the terms of the Credit Agreement or related loan documents, events of default include, but are not limited to: (1) the failure to pay any principal when due; (2) the failure to pay interest and fees within five business days after the due date; (3) the occurrence of a change of control; (4) the inability to pay debts as they become due; (5) a material inaccuracy of any representation or warranty; (6) the bankruptcy or insolvency of Income NAV OP or any consolidated subsidiary; (7) a violation of any financial, negative or other covenants; (8) a violation of ERISA regulations; and (9) judgments against the Company or any consolidated subsidiary in excess of $10.0 million (not covered by insurance) that remain unsatisfied or unstayed for sixty days. If an event of default occurs and is not cured timely, the Lenders shall have no obligation to make further disbursements under the Credit Facility and all outstanding loans shall be immediately due and payable.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information pertaining to property acquisitions set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.

CVS – Austin, TX - On December 8, 2011, Income NAV OP acquired the CV Austin Property from Series C through the acquisition of the CV Austin Interests. The purchase price for the CV Austin Interests was approximately $3.1 million, exclusive of closing costs. The acquisition was funded with proceeds from the Company’s ongoing public offering of common stock combined with proceeds from the Company’s Credit Facility. The CV Austin Property is 100% leased to CVS subject to a net lease, which commenced on September 14, 1997. Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.  The annual base rent of $214,000, or approximately $19.62 per square foot, is fixed for the initial lease term, which expires September 30, 2036.  The tenant has five options to renew the lease, beginning October 1, 2036; each for an additional five-year term, with rental escalations of 10% at each of the first two renewal options, and at fair market rent thereafter.

Tractor Supply – Lockhart, TX - On December 8, 2011, Income NAV OP acquired the TS Lockhart Property from Series C through the acquisition of the TS Lockhart Interests. The purchase price for the TS Lockhart Interests was approximately $2.9 million, exclusive of closing costs. The acquisition was funded with proceeds from the Company’s ongoing public offering of common stock combined with proceeds from the Company’s Credit Facility. The TS Lockhart Property is 100% leased to Tractor Supply subject to a net lease, which commenced on July 9, 2008. Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.  The annual base rent of approximately $230,000, or approximately $12.22 per square foot, escalates by 10% each five years through the initial lease term, which expires July 31, 2023.  The tenant has four options to renew the lease, beginning August 1, 2024, each for an additional five-year term, with rental escalations of 10% at each renewal.

Walgreens – Reidsville, NC - On December 8, 2011, Income NAV OP acquired the WG Reidsville Property from Series C through the acquisition of the WG Reidsville Interests. The purchase price for the WG Reidsville Interests was approximately $5.1 million, exclusive of closing costs. The acquisition was funded with proceeds from the Company’s ongoing public offering of common stock combined with proceeds from the Company’s Credit Facility. The WG Reidsville Property is 100% leased to Walgreens subject to a net lease, which commenced on October 13, 2008. Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of approximately $362,000, or approximately $24.88 per square foot, is fixed for the initial lease term, which expires October 31, 2033.  The tenant has ten options to renew the lease, beginning November 1, 2033; each for an additional five-year term, with no rental escalations.

Tractor Supply – Brunswick, GA - On December 9, 2011, Income NAV OP acquired the TS Brunswick Property from RLM/TS, for a purchase price of approximately $3.4 million, exclusive of closing costs. The acquisition was funded with proceeds from the Company’s ongoing public offering of common stock, combined with proceeds from the Credit Facility. The TS Brunswick Property is 100% leased to Tractor Supply subject to a net lease, which commenced on June 7, 2008. Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.  The annual base rent of $265,000, or approximately $13.88 per square foot, escalates by 10% each five years through the initial lease term, which expires June 6, 2023.  The tenant has four options to renew the lease, beginning June 7, 2024, each for an additional five-year term, with rental escalations of 10% at each renewal.

CVS – Mansfield, OH - On December 9, 2011, Income NAV OP acquired the CV Mansfield Property from Lexington, for a purchase price of approximately $2.3 million, exclusive of closing costs. The acquisition was funded with proceeds from the Company’s ongoing public offering of common stock, combined with proceeds from the Credit Facility. The CV Mansfield Property is 100% leased to Ohio CVS Stores, LLC, subject to a net lease, which commenced on May 24, 1998. Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.  The annual base rent of $169,000, or approximately $15.76 per square foot, is fixed for the initial lease term, which expires January 31, 2037.  The tenant has six options to renew the lease, beginning February 1, 2037, each for an additional five-year term, with rental escalations of 5% at each renewal.

CVS – Erie, PA - On December 9, 2011, Income NAV OP acquired the CV Erie Property from Parade, for a purchase price of approximately $2.3 million, exclusive of closing costs. The acquisition was funded with proceeds from the Company’s ongoing public offering of common stock, combined with proceeds from the Credit Facility. The CV Erie Property is 100% leased to Pennsylvania CVS Pharmacy, LLC, subject to a net lease, which commenced on October 31, 1999. Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.  The annual base rent of $176,000, or approximately $17.38 per square foot, is fixed for the initial lease term, which expires January 31, 2037.  The tenant has six options to renew the lease, beginning February 1, 2037, each for an additional five-year term, with rental escalations of 5% at each renewal.

The Parke – San Antonio, TX - On December 9, 2011, Income NAV OP acquired the MT San Antonio Property from HEB, for a purchase price of approximately $7.3 million, exclusive of closing costs. The acquisition was funded with proceeds from the Company’s ongoing public offering of common stock, combined with proceeds from the Credit Facility. The principal provisions of the lease term for the major tenants at the MT San Antonio Property are set forth in the following table:

	% of Total		Current		Base Rent
	Rentable	Renewal	Annual		per
Major Tenants (1)	Square Feet (2)	Options (3)	Base Rent		Square Foot		Lease Term (4)
Kohl's Illinois Inc.	85%	6/5 yr	$190,000	(5)	$0.46	(6)	12/9/2011	1/31/2028
JPMorgan Chase Bank, NA	4%	4/5 yr	150,000	(5)	3.44	(6)	12/9/2011	9/30/2027
McDonald’s USA, LLC	4%	4/5 yr	90,000	(5)	1.20	(6)	12/9/2011	10/11/2029

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the property and those tenants that generate greater than 10% of the revenue of the property.
(2)	Calculated based on square feet of buildings subject to a ground lease.
(3)	Represents number of renewal options and the term of each option.
(4)	Represents lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancellable lease term.
(5)	The annual base rent under the lease increases every five years by 10% of the then-current annual base rent.
(6)	The base rent per square foot is based on the square footage of the land parcel as the property is subject to a ground lease.

Pursuant to each of the leases, the tenants are required to pay substantially all operating expenses and capital expenditures in addition to base rent.

In evaluating the CV Austin Property, the TS Lockhart Property, the WG Reidsville Property, the TS Brunswick Property, the CV Mansfield Property, the CV Erie Property and the MT San Antonio Property (each a “Property” and collectively the “Properties”) as potential acquisitions, including the determination of an appropriate purchase price to be paid for each Property, the Company considered a variety of factors, including the condition and financial performance of the Properties; the terms of the existing lease and the creditworthiness of the tenants; Property location, visibility and access; age of the Property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; and neighborhood growth patterns and economic conditions. The Company does not currently have plans to renovate, improve or develop the Properties, and the Company believes the Properties are adequately insured.

Forward-Looking Statements

  Certain statements contained in this current report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the Securities and Exchange Commission. We make no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this current report on Form 8-K, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information pertaining to the Credit Facility set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events

The Company’s Board of Directors has authorized a daily distribution, based on 366 days in the calendar year, of $0.002254099 per share (which equates to 5.5% on an annualized basis calculated at the current rate, assuming a $15.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on January 1, 2012 and ending on March 31, 2012.  The payment date for each of the daily distributions of the period commencing on January 1, 2012 and ending on January 31, 2012 will be in February 2012.  The payment date for each of the daily distributions of the period commencing on February 1, 2012 and ending on February 29, 2012 will be in March 2012. The payment date for each of the daily distributions of the period commencing on March 1, 2012 and ending on March 31, 2012 will be in April 2012.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real properties described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before February 23, 2012, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions

None.

(d) Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 12, 2011	COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer Principal Financial Officer